EXHIBIT 10.5

                               AMENDMENT NO. 3 TO
                        AGREEMENT OF LIMITED PARTNERSHIP


        This Amendment No. 3 to Agreement of Limited Partnership (this "Amendment") is entered into as of the 21st day of December, 1993 by and between OEDC EXPLORATION & PRODUCTION L.P., a Texas limited partnership ("OEDC") and ENRON FINANCE CORP., a Delaware corporation ("EFC").

        Reference is hereby made for all purposes to that certain Agreement of Limited Partnership dated March 2, 1993 creating South Dauphin Partners Ltd., a Texas limited partnership (the "Partnership"), as amended by (i) that certain Agreement Regarding Partnership dated May 18, 1993, (ii) that certain Amendment No. 1 to Agreement of Limited Partnership dated August 10, 1993 and (iii) that certain Amendment No. 2 to Agreement of Limited Partnership dated October 1, 1993, all by and between OEDC and EFC (such documents being collectively herein referred to as the "Partnership Agreement").

        The Partnership has acquired the following oil and gas lease:

               Oil and Gas Lease of Submerged Lands under the Outer Continental Shelf Lands Act bearing Serial Number OCS G-8763, dated effective as of July 1, 1987 by the United States of America, as lessor, to Atlantic Richfield Company, as lessee, covering all of Block 24, Viosca Knoll, OSC Official Protraction Diagram, NH 16-7, containing 5,760 acres, more or less ("Viosca Knoll Block 24").

        Even though such lease has been acquired by the Partnership and, thus, is Partnership Property, it is not covered by the Production Payment Purchase Agreement, the Production and Delivery Agreement or the Excess Gas Contract and is not subject to or burdened by the Production Payment. All references to the Partnership Property vis-a-vis the Production Payment Purchase Agreement, the Production and Delivery Agreement, the Excess Gas Contract, or the Production Payment shall mean Partnership Property set forth in the Partnership Agreement prior hereto. However, OEDC, on behalf of the Partnership, will enter into an Excess Gas Purchase Contract with Enron Gas Marketing, Inc. covering Viosca Knoll Block 24.

        OEDC, on behalf of the Partnership, has agreed to amend certain agreements between the Partnership and Enron Reserve Acquisition Corp. ("ERAC") or its affiliates, Enron Risk Management Services Corp. and Enron Gas Marketing, Inc. Such amended agreements are evidenced by various documents of even date herewith, including (i) a Letter Agreement, the form of which is attached hereto as Attachment "A" (the "Letter Agreement") and the documents attached thereto as Exhibits A, B and C (i.e., Third Amendment to Conveyance of Production Payment, Third

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Amendment to Production and Delivery Agreement, and Third Amendment to Excess
Gas Purchase Contract), (ii) Termination of Swap Agreement, the form of which is attached hereto as Attachment "B", (iii) Termination of Security Agreement, the form of which is attached hereto as Attachment "C" (and a termination of the related Financing Statement) and (iv) Amended and Restated Guaranty Agreement, the form of which is attached hereto as Attachment "D". Hereafter, where the terms "Production Payment," "Production and Delivery Agreement" and "Excess Gas Contract" are used in the Partnership Agreement, all such terms shall refer to those documents, as heretofore amended and as further amended by Exhibits A, B and C to the Letter Agreement.

        On or before December 31, 1993, OEDC, as Managing General Partner of the Partnership, shall make (i) a distribution of cash in an amount equal to $1,542,682.12 to the Partners in accordance with their respective Before Payout Partnership Percentages, and (ii) a special distribution of cash to EFC in an amount equal to $5,873,286.16. The parties agree that after such distributions are made, Payout shall be deemed to have occurred for all purposes as of 11:59 P.M. on December 31, 1993 (regardless of whether such distributions are made prior to such time) pursuant to the terms of the Partnership Agreement. However, nothing herein shall alter the provisions of Section 5.05 of the Partnership Agreement regarding the recalculation of Payout at the end of the tax year and the subsequent adjustment of allocations and distributions if the original determination of Payout is in error.

        The parties hereto do hereby ratify the Partnership Agreement, as amended and modified hereby, and recognize that the Partnership is valid, subsisting and enforceable in accordance therewith and do hereby reaffirm and restate as of the date hereof all of the representations, warranties, covenants and agreements set forth therein, except to the extent that performance of any such agreement has been completed prior to the date hereof.

        IN WITNESS WHEREOF, the parties hereto have set their hands as of the date first set forth above.

                                            OEDC EXPLORATION & PRODUCTION L.P.,
                                            as a General Partner and a Limited
                                            Partner of South Dauphin Partners
                                            Ltd., by OEDC, Inc., its General
                                            Partner


                                            By /S/ DOUGLAS H. KIESEWETTER
                                                   Douglas H. Kiesewetter
                                                   Vice President

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                                            ENRON FINANCE CORP., as a Limited
                                            Partner of South Dauphin Partners
                                            Ltd.


                                            By /S/ C. JOHN THOMPSON
                                                   C. John Thompson
                                                   Vice President

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Attachment "A"               -      Letter Agreement
        Exhibit A            -      Third Amendment to Conveyance
        Exhibit B            -      Third Amendment to Production and Delivery
                                    Agreement
        Exhibit C            -      Third Amendment to Excess Gas Contract
Attachment "B"               -      Termination of Swap Agreement
Attachment "C"               -      Termination of Security Agreement
Attachment "D"               -      Amended and Restated Guaranty Agreement

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